EXHIBIT 3.6


                            CERTIFICATE OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          INTERPLAY ENTERTAINMENT CORP.

        The undersigned, Herve Caen, the Chief Executive Officer of Interplay Entertainment Corp. (the "Corporation"), a corporation organized and existing by virtue of the General Corporation Law (the "GCL") of the State of Delaware, does hereby certify pursuant to Section 103 of the GCL as to the following:

         1. The name of the Corporation is Interplay Entertainment Corp. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 27, 1998.

         2. Article 5(a) of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended and restated, effective as of the date on which the number of directors first fell below seven
(7), to read in its entirety as follows:

                                   "ARTICLE 5

                  (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors and elections of directors need not be by written ballot unless otherwise provided in the Bylaws. The number of directors which shall constitute the whole Board of Directors of the Corporation shall be between three (3) and nine (9), unless such minimum and/or maximum number shall be changed by amendment to this Certificate of Incorporation. The exact number of directors constituting the whole Board of Directors may be changed from time to time by the Board of Directors, within the limits provided above, in accordance with the Bylaws of the Corporation."

         3. The foregoing amendment of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, has been duly adopted by the Corporation's Board of Directors and Stockholders in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

                 IN  WITNESS   WHEREOF,   the   undersigned  has  executed  this
Certificate of Amendment of Amended and Restated Certificate of Incorporation as of the 30 day of June 2008.

                                            /S/ HERVE CAEN
                                            --------------------------
                                            Herve Caen
                                            Chief Executive Officer